UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2007

Storm Cat Energy Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2007, the board of directors of Storm Cat Energy Corporation (“Storm Cat”) appointed Joseph M. Brooker to serve as Storm Cat’s Chief Executive Officer, to be effective as of July 2, 2007.  In addition, on June 20, 2007, Storm Cat’s board of directors appointed Keith Knapstad, who has been serving as Storm Cat’s Acting President and Chief Executive Officer since March 9, 2007, to serve as Storm Cat’s President and Chief Operating Officer, to be effective as of July 2, 2007.

Mr. Brooker, age 48, has been working with Storm Cat as an independent consultant since April 2007.  Mr. Brooker served as Manager of Monday Creek Resources LLC, a Denver-based start-up company with assets in Kansas and additional focus on exploration in the Appalachian Basin, from 2005 to 2007.  Mr. Brooker served from 2003 to 2005 as Vice President and General Counsel of Medicine Bow Energy Corporation, a Denver-based private-equity backed exploration and production company with operations in the Rockies, Mid-Continent and East Texas.  Medicine Bow sold to El Paso Corporation in 2005 for $835 million.  Prior to that, from 2000 to 2002 Mr. Brooker served as Vice President of Land and General Counsel of Shenandoah Energy Inc, a Denver-based private-equity-backed exploration and production company with operations in the Uinta and Raton Basins. Shenandoah sold to Questar Exploration and Production in 2001 for $406 million.  Mr. Brooker received a B.S. in Petroleum Engineering from Marietta College in 1982 and a J.D. from the University of Cincinnati College of Law in 1989. He is a member of the Society of Petroleum Engineers, Rocky Mountain Association of Geologists, IPAA and numerous other trade organizations.

Mr. Knapstad, age 44, is our Acting President and Chief Executive Officer. He will remain in that role until July 2, 2007 when he assumes the role of President and Chief Operating Officer. Prior to taking the role of Acting President and Chief Executive Officer, Mr. Knapstad was Storm Cat’s Executive Vice President and Chief Operating Officer from December 2006 to March 2007 and Vice President, Operations (USA) from April 2005 to December 2006. Prior to joining Storm Cat, Mr. Knapstad was the Manager of Powder River Basin Assets for J. M. Huber Corporation, a privately held corporation with extensive unconventional resource holdings since May 2003. Prior to Huber, Mr. Knapstad worked for Marathon Oil Company from 1990 to 2005 as a senior engineer.

Mr. Brooker’s employment with Storm Cat will be at-will.  His initial salary will be $200,000 per year.  In addition, Storm Cat has agreed that upon expiration of Storm Cat’s black out period, Storm Cat will grant him an option to purchase 200,000 common shares pursuant to Storm Cat’s Amended and Restated Share Option Plan.

In connection with Mr. Knapstad’s appointment as President and Chief Operating Officer, Storm Cat increased his annual salary from $165,000 to $180,000.  In addition, Storm Cat has agreed that upon expiration of Storm Cat’s black out period, Storm Cat will grant him 20,000 Restricted Share Units that will vest immediately upon granting.

Except for the foregoing, there has been no transaction during the past two years, or proposed transaction, to which Storm Cat was or is to be a party in which Mr. Brooker or Mr. Knapstad had a direct or indirect interest required to be disclosed under Item 404 of Regulation S-K. There are no family relationships between Mr. Brooker, Mr. Knapstad and any other officer or director of Storm Cat.

On June 21, 2007, the Company issued a news release announcing the appointment of Mr. Brooker as Storm Cat’s Chief Executive Office and the appointment of Mr. Knaptstad as Storm Cat’s President and Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On April 30, 2007, Storm Cat’s board of directors amended Storm Cat’s Amended and Restated Share Option Plan (the “Share Option Plan”) to address issues that arise in connection with the expiration of options during, or immediately following, a self-imposed blackout period and to include detailed provisions regarding director discretionary authority to amend the Share Option Plan, or the terms of any outstanding option.  Storm Cat’s shareholders approved the amendment to the Share Option Plan at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) held on June 21, 2007. The Share Option Plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

On April 30, 2007, Storm Cat’s board of directors amended Storm Cat’s Restricted Share Unit Plan (the “Restricted Share Unit Plan”) to clarify provisions regarding director discretionary authority to amend the Restricted Share Unit Plan, or the terms of any restricted share units, without shareholder approval.  Storm Cat’s shareholders of approved the amendment to the Restricted Share Unit Plan at the Annual Meeting held on June 21, 2007. The Restricted Share Unit Plan is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

On June 20, 2007, the compensation committee of Storm Cat’s board of directors approved an amended director compensation policy for Storm Cat’s directors (the “Director Compensation Policy”). The Director Compensation Policy was adopted and approved by Storm Cat’s board of directors on June 21, 2007.  Under the Director Compensation Policy, Storm Cat’s directors receive compensation as follows: (i) each new director will receive a one-time grant of 100,000 common share purchase options, such grant to vest as to 1/3rd every six months; (ii) each director that has served for a complete year will be deemed to have earned an additional 15,000 fully-vested common share purchase options on the close of business on May 31 of each year; (iii) each director elected to Storm Cat’s board of directors at Storm Cat’s Annual Meeting, will also be entitled to a grant of Restricted Share Units under Storm Cat’s Restricted Share Unit Plan entitling the director to acquire 5,000 common shares of Storm Cat over the then-coming year, such Restricted Share Units to vest as to 1,250 shares at the end of each quarter, and each director elected after the Annual Meeting, will be entitled to acquired 1,250 common shares for each full quarter remaining prior to the next expected Annual Meeting, such Restricted Share Units to vest as to 1,250 shares at the end of each quarter; (iv) each director will receive a quarterly stipend of $1,000; (v) each director will receive fees ranging between $500 to $1,000 for each meeting of the board of directors attended in person or via telephone; and (vi) each director will be paid $1,000 per year for service on each committee of Storm Cat’s board of directors, plus an additional $2,500 per year for service as a board committee chair.

The foregoing summary of Storm Cat’s Director Compensation Policy is qualified in its entirety by reference to the full text of the Director Compensation Policy, which is attached hereto as Exhibit 10.3 and is hereby incorporated herein by reference.

On June 21, 2007, after the Annual Meeting, the board of directors of Storm Cat appointed Joseph M. Brooker as a director of Storm Cat.  In connection with Mr. Brooker’s appointment and pursuant to the Director Compensation Plan, Mr. Brooker was granted 100,000 common share purchase options, such grant to vest as to 1/3rd every six months.  Mr. Brooker was not appointed to any committee of the board of directors.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Share Option Plan

10.2	Restricted Share Unit Plan

10.3	Director Compensation Policy

99.1	News Release, issued June 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: June 26, 2007	By:	/s/ Paul Wiesner
	Name:	Paul Wiesner
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Share Option Plan

10.2	Restricted Share Unit Plan

10.3	Director Compensation Policy

99.1	News Release, issued June 21, 2007.